UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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A. SCHULMAN, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
STARBOARD VALUE & OPPORTUNITY FUND, LLC
RCG ENTERPRISE, LTD
PARCHE, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
MARK MITCHELL
MICHAEL CAPORALE, JR.
LEE MEYER
YEVGENY V. RUZHITSKY

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Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the “Company”).

Item 1: On December 27, 2007, Ramius Capital issued the following press release:

RAMIUS CAPITAL FILES PRESENTATION FOR A. SCHULMAN STOCKHOLDERS

Expresses Significant Concerns About the Commitment of the Board to Follow Through on the Promise to Explore Strategic Alternatives

States that Messrs. Caporale and Meyer are Committed to a Full Strategic Review Process that Will Carefully Examine ALL Alternatives

Believes that Messrs. Caporale and Meyer Will Strengthen the Schulman Board Regardless of the Outcome of the Strategic Alternatives Review Process

New York – December 27, 2007– Starboard Value and Opportunity Master Fund Ltd., an affiliate of RCG Starboard Advisors, LLC and Ramius Capital Group, L.L.C. (collectively, “Ramius”), today announced that it filed with the Securities and Exchange Commission on December 26, 2007 a presentation for stockholders of A. Schulman Inc. (“Schulman” or the “Company”) (NASDAQ: SHLM).  Ramius is urging all Schulman stockholders to vote for its two highly qualified, independent director nominees at the Company’s upcoming 2007 Annual Meeting, scheduled for January 10, 2008.  The presentation and other proxy materials are available at www.sec.gov.

The presentation outlines the long history of deteriorating operating performance at Schulman under the stewardship of the current Board.  The presentation also highlights the Company’s long history of not living up to its commitments to the stockholders and outlines the reasons Ramius believes the additions of Messrs. Caporale and Meyer would benefit the stockholders regardless of the outcome of the strategic alternatives review process.  Specifically, the presentation addresses:

-	The long history of deteriorating operating performance at Schulman under the stewardship of this Board, and illustrates how the declining operating performance is not an industry-wide problem;

-	The current Board’s history of not living up to commitments it made to settle two prior threatened contested elections;

-	Significant concerns about the commitment of the Board and the new CEO, Mr. Gingo, to follow through on the promise to explore strategic alternatives;

-	Questions surrounding the qualifications of the newly-appointed CEO and the process by which he was selected;

-	Messrs. Caporale’s and Meyer’s qualifications and independence from the current Board, management, and Ramius;

-	Messrs. Caporale’s and Meyer’s commitment to a full strategic review process that will carefully examine ALL alternatives to maximize stockholder value;

-	Strategic initiatives for improving the business proposed by Ramius’ independent nominees;

-	Messrs. Caporale’s and Meyer’s skills and relevant industry experience to assist the Board and management in addressing numerous serious issues confronting the Company; and

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Messrs. Caporale’s and Meyer’s support, if elected to the Board, for expanding the Board by one member and adding the newly-appointed CEO to the Board, but not as Chairman or a member of the Special Committee formed to explore strategic alternatives.

Ramius’ highly qualified, experienced and independent director nominees will provide a renewed focus on improving operations, corporate governance and management accountability through more effective Board oversight, and Ramius’ nominees are committed to working constructively with the other Schulman directors and management in order to ensure that all strategic alternatives are fully explored and that the Company is run in the best interest of all stockholders.

About Ramius Capital Group, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $9.6 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On December 19, 2007, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the “Company”).

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company  (“Starboard”), Starboard Value & Opportunity Fund, LLC, a Delaware limited liability company (“Starboard Value”), Parche, LLC, a Delaware limited liability company (“Parche”), RCG Enterprise, Ltd, a Cayman Islands exempted company (“RCG Enterprise”), RCG Starboard Advisors, LLC, a Delaware limited liability company (“RCG Starboard”), Ramius Capital, a Delaware limited liability company, C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”), Jeffrey M. Solomon (“Mr. Solomon”), Mark Mitchell (“Mr. Mitchell”), Michael Caporale, Jr. (“Mr. Caporale Jr.”), Lee Meyer (“Mr. Meyer”) and Yevgeny V. Ruzhitsky (“Mr. Ruzhitsky”) (collectively, the “Participants”).  As of December 26, 2007, Starboard beneficially owns 998,073 shares of Common Stock of the Company, Starboard Value beneficially owns 736,984 shares of Common Stock of the Company and Parche beneficially owns 327,738 shares of Common Stock of the Company.  As the sole non-managing member of Parche and owner of all economic interests therein, RCG Enterprise is deemed to beneficially own the 327,738 shares of Common Stock of the Company owned by Parche. As the investment manager of Starboard and the managing member of each of Parche and Starboard Value, RCG Starboard Advisors is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  As the sole member of RCG Starboard Advisors, Ramius Capital is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  As the managing member of Ramius Capital, C4S is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche. As the managing members of C4S, each of Messrs. Cohen, Stark, Strauss and Solomon is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares of Common Stock of the Company to the extent of their respective pecuniary interest therein. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Caporale, Jr., Meyer, Mitchell and Ruzhitsky is deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by Starboard Value and the 327,738 shares of Common Stock of the Company owned by Parche.  Messrs. Caporale, Jr., Meyer, Mitchell and Ruzhitsky each disclaim beneficial ownership of the shares of Common Stock of the Company that they do not directly own.

Contact:
Media & Stockholders:
Sard Verbinnen & Co.
Dan Gagnier or Renée Soto, 212-687-8080